STATE OF FLORIDA
                                  [LETTERHEAD]
                               DEPARTMENT OF STATE



        I certify that the attached is a true and correct copy of the Articles of Amendment, filed on October 17, 1994, to Articles of Incorporation of VISUAL DATA CORPORATION, a Florida corporation, as shown by the records of this office.


        I further certify the document was electronically received under FAX audit number H94000009879. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P93000035279.



                              Given under my hand and the
                              Great Seal of the State of Florida,
                              at Tallahassee, the Capital, this the
                              Seventeenth day of October, 1994

Authentication code:  594A00045807-101794-P93000035279-1/1




[left hand corner]
GREAT SEAL OF THE
STATE OF FLORIDA
IN GOD WE TRUST
                                                  /s/ JIM SMITH
                                                  --------------------------
                                                  Jim Smith
                                                  Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       FOR
                             VISUAL DATA CORPORATION


        Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of Visual Data Corporation (the "Corporation"), a corporation organization and existing under and by virtue of the Business Corporation Act of the State of Florida, does hereby certify:

        Pursuant to Written Consent of a majority of the shareholders and directors of said Corporation, the Shareholders and Directors approved the amendment to the Corporation's Certificate of Incorporation as follows:

        The following shall be added to Article IV of the Corporation's Articles of Incorporation :

                                   ARTICLE IV

                                     CAPITAL

        All issued and outstanding shares of Common Stock of the Corporation held by each holder of record on October 11, 1994, shall be automatically combined at a rate of one-for one point six (1 for 1.6).

        The foregoing was adopted by all of the directors of the Corporation pursuant to a meeting of the Board of Directors and by a majority of the shareholders of the Common Stock of the Corporation held on the 11th day of October, 1994 pursuant to Chapter 607 of the Florida Business Corporation Act and the Corporation's By-laws. These shares present and voted at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore the number cast for the amendment to the Corporation Articles of Incorporation was sufficient for approval.

        IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment as of the 11, day of October, 1994.


                                            /s/ RANDY S. SELMAN
                                            ----------------------------
                                            Randy S. Selman, President



                                   GAYLE E. COLEMAN, ESQ. - FL BAR #857327
                                   ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                   200 EAST LAS OLAS BOULEVARD, SUITE 19000
                                   FORT LAUDERDALE, FL   33301
                                   PHONE NO.:  (305) 763-1200